    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated April 12, 2010 on the consolidated financial statements of First National Energy Corporation (the “Company”) included in its Annual Report on Form 10-K being filed by the Company, for the fiscal year ended December 31, 2009.

/s/ SCHWARTZ LEVITSKY FELDMAN LLPS

Toronto, Ontario, Canada	Chartered Accountants
April 16, 2010	Licensed Public Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663